As filed with the Securities and Exchange Commission on January 25, 2002 Registration No. 333-13281

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                   58-16220022
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization

    1400 Lake Hearn Drive                               30319
    Atlanta, Georgia                                  (Zip Code)
(Address of Principal Executive Offices)


                    COX RADIO, INC. LONG-TERM INCENTIVE PLAN
                              (Full title of plan)

                         DOW, LOHNES & ALBERTSON, PLLC
                                    Counsel
                        1200 New Hampshire Avenue, N.W.
                                   Suite 800
                             Washington, D.C. 20036
                    (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                        CALCULATION OF REGISTRATION FEE

------------------------ --------------------- --------------------- ---------------------- -----------------
Title Of Security         Amount Being         Proposed Maximum       Proposed Maximum       Amount of
Being Registered          Registered*          Offering Price Per     Aggregate Offering     Registration Fee
                                               Share (**)             Price (**)
------------------------ --------------------- --------------------- ---------------------- -----------------
------------------------ --------------------- --------------------- ---------------------- -----------------

Class A Common Stock,     6,000,000             $22.12                 $132,720,000            $12,210
$.33 Par Value
------------------------ --------------------- --------------------- ---------------------- -----------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register additional shares of the registrant's common stock issuable pursuant to the Cox Radio, Inc. Long-Term Incentive Plan (the "LTIP"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant's registration statement relating to the LTIP on Form S-8
(File No. 33-13281), and all exhibits thereto, which was previously filed with the Securities and Exchange Commission on October 2, 1996.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel

    Certain attorneys of Dow, Lohnes & Albertson, PLLC own shares of the Company's Class A Common Stock totaling less than one percent of the outstanding shares of the Company's Class A Common Stock.

Item 8.  Exhibits

Exhibit Number    Description of Exhibit                         Page
--------------    ----------------------                         ----
5                 Opinion of Dow, Lohnes & Albertson, PLLC        4
23.1              Consent of Deloitte & Touche LLP                6
23.2              Consent of Dow, Lohnes & Albertson
                  (contained in their opinion in Exhibit 5)       4


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 27th day of December, 2001.

                                   COX RADIO, INC.




                                   By: /s/ Robert F. Neil
                                       ------------------
                                       Robert F. Neil
                                       President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


     Signature                      Capacity                              Date
     ---------                      --------                              ----


/s/ James C. Kennedy                Director and                         December 27, 2001
---------------------               Chairman of the Board
James C. Kennedy


/s/ David E. Easterly               Director                             December 27, 2001
--------------------
David E. Easterly


/s/ Robert F. Neil                  President, Chief                     December 27, 2001
------------------                  Executive Officer and
Robert F. Neil                      Director (principal executive
                                    officer)


/s/ Neil O. Johnston                Vice President and Chief             December 27, 2001
--------------------                Financial Officer (principal
Neil O. Johnston                    financial officer and principal
                                    accounting officer)


/s/ Marc W. Morgan                  Director                             December 27, 2001
------------------
Marc W. Morgan


/s/ Nicholas D. Trigony             Director                             December 27, 2001
-----------------------
Nicholas D. Trigony


/s/ Paul M. Hughes                  Director                             December 27, 2001
------------------
Paul M. Hughes


                                                                       Exhibit 5
                         [Firm Letterhead Appears Here]
                                January 22, 2002




Cox Radio, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

     Re:  Registration Statement of Form S-8

    We have acted as special counsel for Cox Radio, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 6,000,000 shares
(the "Shares") of Class A Common Stock, $.33 par value per share, being issued by Cox pursuant to the Cox Radio, Inc. Long-Term Incentive Plan
(the "Plan").

    In preparing this opinion we have reviewed (a) the Registration Statement;
(b) Cox's Amended Certificate of Incorporation and Bylaws; (c) the Plan; and
(d) certain records of Cox's corporate proceedings as reflected in its minute and stock books.

    As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of Cox without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

    Our opinion is limited to matters arising under the General Corporation Law of the State of Delaware, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

    Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

Cox Radio, Inc.
January 22, 2002
Page Two

    We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC



                                            By:  /s/ Richard P. McHugh
                                                 ---------------------
                                                 Richard P. McHugh
                                                 Member

                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-31281 of Cox Radio, Inc. on Form S-8 of our report dated February 8, 2001, appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP
Atlanta, Georgia
January 22, 2002
















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